                                 EXHIBIT 10.1


                               STOCK PURCHASE AND
                        SETTLEMENT AND RELEASE AGREEMENT


                 This Stock Purchase and Settlement and Release Agreement (the "Agreement") is hereby entered into by and between Jack R. Smith (the "Executive") and Inland Casino Corporation, a Utah corporation (the "Company").

                                    RECITALS
                                    --------

                 WHEREAS, Executive has been employed by the Company on an at will basis since May 22, 1995, most recently as the Company's President and Chief Operating Officer, and has served as a Director of the Company since May 22, 1995; and

                 WHEREAS, both Executive and the Company have determined that it is in their mutual best interests that Executive resign from his positions as President, Chief Operating Officer and Director of the Company, and that their employment and director relationships be dissolved; and

                 WHEREAS, both Executive and the Company voluntarily elect to terminate the employment and director relationships on the terms and conditions hereinafter set forth and settle any disputes arising from such relationships without resort to litigation; and

                 WHEREAS, Executive is the beneficial owner of 1,908,865 shares of common stock of the Company and an option to purchase an additional 894,780 shares of common stock of the Company; and

                 WHEREAS, both Executive and the Company have determined that it is in their mutual best interests that Executive transfer to the Company on the terms and conditions hereinafter set forth all of the common stock of the Company and all of the options to purchase common stock of the Company beneficially owned by Executive.


                                   AGREEMENT
                                   ---------

                 NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                 1. Employment Status. Executive hereby voluntarily resigns from his positions as President, Chief Operating Officer and a Director of the Company as of the date Executive signs this Agreement (the "Execution Date"). Executive also voluntarily resigns his employment by the Company as of the Execution Date. Executive is relieved of all duties effective immediately. Executive will not seek or accept employment with the Company or any of its divisions, affiliates, subsidiaries, parent companies or related entities at any time and if he does so, his application need not be considered. After the expiration of the date that all periods of revocation under this Agreement have lapsed (the "Settlement Date"), the Company will issue a public statement substantially in the form attached hereto as Exhibit 1 referencing Executive's resignation from the Company.

                 2. Compensation, Vacation Pay and Other Benefits Through the Execution Date. The Company shall pay Executive his current base salary through the Execution Date. The Company and Executive agree that Executive does not have any accrued or unused vacation pay earned through the Execution Date. Executive acknowledges and agrees that the payment of the foregoing salary through the Execution Date constitutes full payment of any and all monies that he earned during his employment by the Company through the Execution Date.

                 3. Severance Benefits After the Execution Date. As severance benefits, the Company will provide the following benefits to Executive after the Settlement Date:

                          (a)     Health Insurance Premiums.  If the Executive
(or any of his eligible dependents) elects to continue to participate in any of the Company's group health insurance plans pursuant to COBRA, 29 U.S.C. Section 1161, et seq., the Company will reimburse Executive, following the Settlement Date, for the premiums paid by him for such COBRA coverage for a maximum of 36 months commencing on the Execution Date. Nothing in this section is intended to alter the terms of COBRA in any way and those terms shall remain applicable in all respects. In addition, to the extent that Executive's period of COBRA coverage is less than 36 months (the "Uncovered Months"), then the Company shall pay to Executive for each Uncovered Month the monthly amount that the Company was paying in health insurance premiums on behalf of Executive on the Execution Date under the Company's applicable group health insurance plan.
Such payments to Executive shall be made by the Company within ten (10) business days after the end of each applicable month.

                          (b)     Automobile Allowance.  The Company shall, for
a period of 36 months (commencing with the first full month after the Execution
Date), pay Executive $1,265 per month, representing a nonaccountable automobile allowance. Such payment shall be made to Executive within ten (10) business days after the end of each applicable month.

                          The payments set forth in this Section 3 are, from
and after the Execution Date, Executive's only right to compensation from the Company.

                 4. Continuation of Benefits After the Execution Date. Except as expressly provided in this Agreement or in the plan documents governing the Company's employee benefit plans, as of the Execution Date, Executive will no longer be eligible for, receive, accrue, or participate in any other benefits or benefit plans provided by the Company, including without limitation medical, dental and life insurance benefits, a car allowance and the Company's 401(k) retirement plan; provided, however, that health care coverage for Executive and Executive's dependents may be continued under





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
COBRA for as long as Executive is eligible for such coverage and so long as Executive pays the required premiums.

                 5.       Company/Executive Property.

                          (a)     Company Property.  On or before the
Settlement Date, Executive shall return all property of the Company in Executive's possession.

                          (b)     Executive's Property.  On or before the
Settlement Date, the parties shall agree on a list of personal property owned by Executive that he shall be entitled to remove from the Company's premises; that list shall be initialed by the parties and become a part of this Agreement.

                 6.       Transfer of Common Stock and Stock Option.

                          (a)     Executive is the beneficial owner of
1,908,865 shares (the "Shares") of common stock of the Company (the "Common Stock"). In consideration of (i) the payment of $1,400,000 by the Company to Executive pursuant to the terms set forth in paragraph 6(b) below (the "Purchase Price"), and (ii) the payment by the Company to Executive of certain amounts in 1998 and 1999 as described in paragraph 6(c) below (the "1998 Earn-Out Amount" and the "1999 Earn-Out Amount"; collectively, the "Earn-Out Amounts"), Executive hereby sells, transfers and delivers to the Company, and the Company hereby purchases, all of Executive's interest in and to the Shares as of the business day immediately after the Settlement Date.

                          (b)     The Purchase Price shall be payable as
follows:

                                  (i)      On the business day immediately
after the Settlement Date (the "Stock Closing Date"), the Company shall pay Executive $500,000. Upon payment of the $500,000, Executive shall transfer and deliver to the Company the Shares whereupon the Company shall retire such Shares to the status of authorized but unissued shares of Common Stock.

                                  (ii)     The Company shall pay the balance of
the Purchase Price according to the terms of a promissory note executed by the Company, substantially in the form of the note attached hereto as Exhibit 2, and that sets forth provisions for the payment to Executive of the principal balance of the note and interest on the unpaid principal balance of the note at the rate of seven percent (7%), in three annual installments of $342,946.50, on each of March 4, 1997, 1998 and 1999. To the extent that any such installment comes due on a day which is not a business day, such payment shall be due on the next succeeding business day.

                          (c)     The Earn-Out Amounts will be based on the
average of the daily mean between the bid and asked closing prices of a share of Common Stock for the sixty-consecutive-day period beginning seventy days and ending ten days before each of the 1998 Earn-Out Payment Date and the 1999 Earn-Out Payment Date as defined





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
below (the "Stock Valuations"), and will be calculated in accordance with the following schedule for each of the 1998 Earn-Out Amount and the 1999 Earn-Out
Amount:

                 Stock Valuation               Earn-Out Amount
                 ---------------               ---------------
                 $   0 - $4.99/share              $      0
                 $5.00 - $5.99/share              $100,000
                 $6.00 - $6.99/share              $200,000
                 $7.00 or above/share             $250,000

                                  The 1998 Earn-Out Amount will be payable
(without interest) on March 4, 1998 (the "1998 Earn-Out Payment Date"), and the 1999 Earn-Out Amount will be payable (without interest) on March 4, 1999 (the "1999 Earn-Out Payment Date").

                          (d)     Pursuant to a Stock Option Agreement dated as
of June 30, 1994, by and among Jonathan Ungar, Alan Woods, L. Donald Speer, II and Executive (the "Ungar/Woods Agreement"), Messrs. Ungar and Woods granted to Executive an option to purchase an aggregate of 894,780 shares of Common Stock from Messrs. Ungar and Woods, 447,390 shares from each (the "Stock Option").
In consideration of the payment of $10 by the Company to Executive on the Stock Closing Date and the other payments and benefits described in this Agreement, Executive hereby sells, transfers and delivers to the Company, and the Company hereby purchases, all of Executive's interest in and to the Stock Option as of the Stock Closing Date; provided, however, that such transfer will not be effective unless and until Messrs. Ungar and Woods deliver to the Company their written consent to such transfer.

                          (e)     Executive represents and warrants to the
Company, as of the Execution Date, as follows:

                                  (i)      Executive does not beneficially own
any securities of the Company other than the Shares and the Stock Option.

                                  (ii)     This Agreement has been duly
executed and delivered by Executive and constitutes a valid and binding obligation of Executive, enforceable against Executive in accordance with its terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency or other similar laws relating to the rights of creditors generally and the effect of general principles of equity.

                                  (iii)    The execution and delivery of this
Agreement by Executive does not and will not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or acceleration of any obligation or to loss of a benefit under, or result in the creation of any encumbrance or restriction of any kind upon any of the properties or assets of Executive under, any provision of (A) any agreement or arrangement to which Executive is a party or by which any of his properties or assets are





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bound, (B) any judgment, order or other decree applicable to Executive or his properties or assets, or (C) any statute, regulation or other law applicable to Executive or his properties or assets.

                                  (iv)     No consent, approval, license,
permit, order or other authorization of, or registration, declaration or other filing with, any court, administrative agency or other governmental authority or instrumentality, domestic or foreign, or any third person, is required to be obtained or made by Executive in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                                  (v)      Executive has good and valid title
to the Shares and the Stock Option being sold by him hereunder, free and clear of any encumbrances or restrictions of any kind. Upon delivery to the Company on the Execution Date of certificates representing the Shares, duly endorsed by Executive for transfer to the Company, and upon Executive's receipt of the consideration hereunder, good and valid title to such Shares will pass to the Company, free and clear of any encumbrances or restrictions of any kind, other than those arising from acts of the Company or its affiliates. Upon delivery to the Company of an Assignment Agreement relating to the Stock Option and upon Executive's receipt of the consideration hereunder, good and valid title to the Stock Option will pass to the Company, free and clear of any encumbrances or restrictions of any kind. Other than this Agreement and the Ungar/Woods Agreement, the Shares and the Stock Option are not subject to any voting trust agreement or other agreement, arrangement or understanding, including any such agreement, arrangement or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such Shares or Stock Option.

                                  (vi)     There are no (A) outstanding
judgments, orders, writs, injunctions or other decrees of any court, administrative agency, or other governmental authority or instrumentality or arbitration tribunal against Executive which affect or could affect the ability of Executive to consummate the transactions contemplated hereby or (B) actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or threatened against Executive which affect or could affect the ability of Executive to consummate the transactions contemplated hereby.

                          (f)     Notwithstanding anything to the contrary
herein, prior to the Company being obligated to purchase the Shares and the Option, Executive shall deliver to the Company a certificate dated the Stock Closing Date stating that each of the representations and warranties set forth in subparagraph (e) of this Section 6 are true and correct as of the Stock Closing Date.

                 7. General Release by Executive. In consideration of the payments specified in Section 3 of this Agreement and the other matters described herein, the receipt and adequacy of which are hereby acknowledged, Executive, for himself and his heirs, executors, administrators, assigns, affiliates, successors and agents (collectively, the "Affiliates") hereby fully and without limitation releases and forever discharges the Company and its agents, representatives, stockholders, parents, subsidiaries, divisions,





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
owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the "Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent ("Claims"), which Executive or his Affiliates has or may have or may claim to have against the Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to the recruitment, hire, employment, relocation, remuneration, investigation, or termination of Executive by the Company or the other Releasees, Executive's tenure as a Director of the Company, any agreement or compensation arrangement between Executive and the Company or the other Releasees, or any act or occurrence in connection with any actual, existing, proposed, prospective or claimed ownership interest of any nature of Executive or Executive's Affiliates in equity capital or rights in equity capital or other securities of the Company or the other Releasees to the maximum extent permitted by law.

                 Executive specifically and expressly releases any Claims arising out of or based on the California Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Americans With Disabilities Act; the National Labor Relations Act, as amended; the Equal Pay Act; ERISA; any provision of the California Labor Code; California common law of fraud, misrepresentation, negligence, defamation, infliction of emotional distress, or wrongful termination; state or federal wage and hour laws; or any other state or federal law, rule, or regulation dealing with the employment relationship.

                 8. Release of Unknown Claims by Executive. Executive is aware of California Civil Code Section 1542, which provides as follows:

                 A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                 With full awareness and understanding of the above provision, Executive hereby waives any rights he may have under Section 1542. Executive intends to, and hereby does, release Releasees from claims which he does not presently know or suspect to exist at this time. However, Executive is not waiving any rights or claims that may arise out of acts or events that occur after the Settlement Date.

                 9. Breach of Release. Executive agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released by Executive hereunder, or in any manner asserts against the Company or the Releasees any of the claims released hereunder, Executive shall pay to Company or such Releasee, as the case may be, in





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
addition to any other damages caused to the Company or such Releasee, as the case may be, all attorneys fees incurred in defending or otherwise responding to said suit or claim.

                 10. Rights Under the Older Workers Benefit Protection Act. In accordance with the Older Workers Benefit Protection Act of 1990, Executive is aware of the following:

                          (a)     Executive has the right to consult with an
attorney before signing this Agreement and is hereby advised by the Company to do so;

                          (b)     Executive has twenty-one (21) days from
February 23, 1996, to consider this Agreement; and

                          (c)     Executive has seven (7) days after signing
this Agreement to revoke this Agreement, and this Agreement will not be effective until that revocation period has expired. Executive agrees that in order to exercise his right to revoke this Agreement within such seven (7) day period, he must do so in a signed writing delivered to the Company's Chief Executive Officer before the close of business on the seventh calendar day after the Execution Date.

                 11. Confidentiality of Agreement. Except as may be required by law, neither the Executive, his attorney, nor any person acting by, through, under or in concert with them, shall disclose any of the terms of or facts relating to this Agreement or the negotiation thereof to any individual or entity, except for disclosures made between Executive, his attorney, spouse, children or tax advisors.

                 12. Proprietary Information. Executive acknowledges that certain information, observations, and data obtained by him during the course of or related to his employment with the Company (including without limitation certain financial information, shareholder information, product design information, business plans, marketing plans or proposals, customer lists and other customer information) are the sole property of the Company and constitute trade secrets of the Company. Executive agrees to promptly return all files, customer lists, financial information and other Company property that are in Executive's possession or control without making copies thereof. Executive further agrees that he will not disclose to any person or use any such information, observations or data without the written consent of the Company's Board of Directors, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act, which acts or omissions were unauthorized by the Company. Further, Executive acknowledges that any unauthorized use of trade secrets will cause irreparable harm to the Company and will give rise to an immediate action by the Company for injunctive relief. If Employee is served with a deposition subpoena or other legal process calling for the disclosure of such information, or if he is contacted by any third person requesting such information, he will immediately notify the Company's General Counsel and will fully cooperate with the Company in minimizing the disclosure thereof.





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
                 13.      Unfair Competition.

                          (a)     Executive agrees not to (whether as an
employee, director, owner, stockholder, consultant, limited or general partner, or otherwise), for himself or for any other person or entity, engage in any unfair competition with the Company.

                          (b)     Executive also covenants and agrees not to
intentionally interfere with, disrupt, or attempt to disrupt, the relationship, contractual or otherwise, between the Company and any customer of the Company as of the Execution Date.

                          (c)     Executive acknowledges that any unfair
competition or misuse of trade secret or proprietary information belonging to the Company, or any violation of Sections 11 through 13 of this Agreement, will result in irreparable harm to the Company and will give rise to an immediate action by the Company for injunctive relief.

                 14. Cooperation Clause. Executive agrees to cooperate with the Company and its counsel (a) in any investigations (including internal investigations) and audits of the Company's management's current and past conduct and business and accounting practices and (b) in the Company's defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which Executive was engaged in employment with the Company. Except as required by law or authorized in advance by the Company's Board of Directors, Executive will not communicate, directly or indirectly, with any third party concerning the management or governance of the Company, the operations of the Company, the legal positions taken by the Company, or the financial status of the Company. Executive shall direct inquiries from third parties on these issues to the Company. Executive acknowledges that any violation of this Section 14 will result in irreparable harm to the Company and will give rise to an immediate action by the Company for injunctive relief.

                 15. Non-disparagement; Employment Reference. Each party to this Agreement will use his or its best efforts not to disparage or otherwise publish or communicate derogatory statements or opinions about the other to any third party for a period of three (3) years after the Execution Date. It shall not be a breach of this Section 15 for either party to testify truthfully in any judicial or administrative proceeding, or to make factually accurate statements in legal or public filings. If any prospective employers contact the Company concerning Executive, they will be told only that Executive was employed from May 22, 1995, until he voluntarily resigned as of the Execution Date. The Company will issue on its letterhead a statement in the form attached hereto as Exhibit 3 in response to any requests for references or recommendations.

                 16.      Indemnification.

                          (a)     If Executive is named as a party to any
administrative, judicial, or other legal proceeding involving any action or inaction allegedly taken by him





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during the course of his employment with the Company, Executive will be entitled to all rights of indemnification as provided by paragraph 16(b), including, without limitation, any applicable insurance coverage pursuant to the terms of any director and/or officer liability insurance policies maintained by the Company and any rights to indemnification provided by applicable law or the Articles of Incorporation or Bylaws of the Company, and the Company will cooperate fully with the Executive in responding to or defending against any such proceeding.

                          (b)     The Company shall indemnify Executive and
hold him harmless, to the fullest extent authorized or permitted (i) by applicable law (including judicial, regulatory, or administrative interpretations thereof) or other statutory provisions authorizing or permitting such indemnification, or (ii) by the Company's Articles of Incorporation or Bylaws as in effect on the date hereof, or by any amendment thereof adopted after the date hereof, whichever provides for greater indemnification, as set forth below:

                                  (1)      From any and all claims and
liabilities asserted by third parties against Executive arising out of or in connection with Executive's activities as a director, an officer and an employee of the Company including, without limitation, any non-derivative lawsuits instituted by shareholders of the Company ("Third Party Claims"), and, to the extent that Executive has been successful on the merits in defense of any proceeding (including all appeals) referred to this subparagraph 16(b)(1) or in defense of any claim, issue or matter therein, any and all expenses (including attorneys' fees) actually and reasonably incurred by Executive in connection with such Third Party Claims; and

                                  (2)      To the extent that Executive has
been successful on the merits in defense of any proceeding (including all appeals) referred to this subparagraph 16(b)(2) or in defense of any claim, issue or matter therein, any and all expenses (including attorneys' fees) actually and reasonably incurred by Executive in connection with claims and liabilities asserted against Executive by or in the right of the Company (including derivative shareholder lawsuits and direct actions by the Company) arising out of or in connection with Executive's activities as an officer and employee of the Company ("Company Claims").

                 17. Remedies for Breach. If Executive willfully and materially breaches his obligations under this Agreement, in addition to whatever other rights the Company may have, Executive shall forfeit his right to receive any further payments or benefits under this Agreement, including, but not limited to, the payments for the Shares.

                 18. California Law. This Agreement has been negotiated and executed in the State of California and is to be performed in San Diego County, California. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.





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                 19.      Attorneys' Fees.  In any action, litigation or
proceeding between the parties arising out of or in relation to this Agreement, the prevailing party in such action will be awarded, in addition to any damages, injunctions or other relief, and without regard to whether or not such matter is prosecuted to final judgment, such party's costs and expenses, including reasonable attorneys' fees. Such award will include post-judgment attorneys' fees and costs, which will not be deemed as merged into the final judgment.

                 20. Non-Admission of Liability. Both Executive and the Company understand and agree that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as an admission of any liability whatsoever by either party.

                 21. Withholding Taxes; Tax Reporting. The Company may, if required in its reasonable judgment, withhold from any amounts payable under this Agreement all such Federal, state, city and other taxes, and may file with appropriate governmental authorities all such information returns or other reports with respect to the tax consequences attendant to any amounts payable under this Agreement, as may, in its reasonable judgment, be required by law.

                 22. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

                 23. Entire Agreement. This Agreement represents the sole and entire agreement between the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions between Executive and the Company with respect to the subject matters contained herein.

                 24. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

                 25. Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.

                 26. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.





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                 27.      Assignment.  This Agreement inures to the benefit of
and is binding upon the Company and its successors and assigns, but Executive's rights under this Agreement are not assignable.

                 28. Notice. Except as otherwise provided herein, notices and all other communications provided for in this Agreement must be in writing and will be deemed to have been duly given when delivered or mailed by U.S. Mail, return receipt requested, first-class or express postage prepaid, as follows:


                          If to the Company:

                                  Inland Casino Corporation
                                  4225 Executive Square, Suite 1650
                                  La Jolla, California 92037
                                  Attn:  Arthur R. Pfizenmayer

                          If to Executive:

                                  Jack R. Smith
                                  676070 Saratoga Corte
                                  Rancho Santa Fe, California  92067


or such other address as one party may have furnished to another party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                 29.      Miscellaneous Provisions.

                          (a)     The parties represent that they have read
this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

                          (b)     The language in all parts of this Agreement
must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.

                          (c)     Each provision of this Agreement to be
performed by a party hereto is both a covenant and condition, and is a material consideration for the other party's performance hereunder, and any breach thereof by the party will be a material





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
default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.

                          (d)     Each party acknowledges that no
representation, statement or promise made by any other party, or by the agent or attorney of any other party, has been relied on by him or it in entering into this Agreement.

                          (e)     Each party understands that the facts with
respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Each party accepts and assumes this risk and agrees that this Agreement and the release in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.

                          (f)     Unless expressly set forth otherwise, all
references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in San Diego, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

                          (g)     Each party to this Agreement will cooperate
fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

                 30. Approval of Board of Directors. This Agreement was approved by the Company's Board of Directors at a special meeting held on February 14, 1996.

         EXECUTIVE AND THE COMPANY ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT. EXECUTIVE ACKNOWLEDGES AND UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.


                                      INLAND CASINO CORPORATION



Dated: February 23, 1996              By:  /s/  L. Donald Speer, II
                                           -------------------------------------
                                           L. Donald Speer, II
                                           Chairman of the Board and Chief
                                           Executive Officer


Dated: February 23, 1996              By:  /s/  Arthur R. Pfizenmayer
                                           -------------------------------------
                                           Arthur R. Pfizenmayer
                                           Vice President, Corporate Development


Dated: February 23, 1996                   /s/  Jack R. Smith
                                           -------------------------------------
                                           Jack R. Smith

                                  EXHIBIT "1"


                            FORM OF PUBLIC STATEMENT
                            ------------------------


        Jack R. Smith, President, Chief Operating Officer and a director of Inland Casino Corporation, has resigned from the Company to pursue other interests.

        [L. Donald Speer, II, Chairman of the Board and Chief Executive Officer, stated that "the Company wishes Mr. Smith the best in his future endeavors."]

                                  EXHIBIT "2"


                                PROMISSORY NOTE



$900,000.00                  La Jolla, California                  March 4, 1996


         FOR VALUE RECEIVED, the undersigned, Inland Casino Corporation, a Utah corporation ("Borrower"), hereby promises to pay to the order of Jack R. Smith, an individual resident of the State of California ("Lender"), the principal sum of NINE HUNDRED THOUSAND DOLLARS ($900,000.00) in lawful money of the United States of America.

         1. Interest. The unpaid principal balance of this Promissory Note from time to time outstanding shall bear interest at the rate of seven percent (7%) per annum, computed on the basis of a 360-day year for the actual number of days elapsed.

         2. Payments. The principal amount hereof and all interest due hereon shall be payable in three installments of $342,946.50 on each of March 4, 1997, March 4, 1998, and March 4, 1999. Any installment that comes due on a day which is not a business day shall be due on the next succeeding business day.

         3. Prepayment of Principal. Any portion of the principal balance of this Promissory Note may be prepaid from time to time in whole or in part. Amounts prepaid shall be applied pro rata to each of the remaining installments on this Promissory Note, and the amount of the payments of principal and interest set forth in Section 2 will be adjusted accordingly.

         4.      Default.

                 (a) If Borrower fails to pay when due all or any portion of the principal balance of this Promissory Note, then Lender may, at its option, declare this Promissory Note in default and, if such default is not cured within fifteen (15) business days after written notice thereof is delivered by Lender to Borrower, Lender may either:

                          (i) Deliver written notice to Borrower demanding that Borrower issue to Lender the number of shares of Borrower's common stock equal to (A) the remaining amount of unpaid principal outstanding under this Promissory Note on the date Borrower receives such notice divided by (B) the fair market price (as defined below) per share of Borrower's common stock at the close of business on the date Borrower receives such notice; or

                          (ii) Exercise any and all of the rights and remedies available under this Promissory Note and applicable law, other than the rights and remedies set forth in Section 4(a)(i) above.

                 (b) For the purposes of this Section 4, "fair market price" shall mean (i) if Borrower's common stock is traded on NASDAQ NMS or an exchange, the closing price at which a share of common stock is traded on the date of valuation, (ii) if Borrower's common stock is traded over-the-counter on the NASDAQ System, the mean between the bid and asked closing prices of a share of common stock on such System at the close of business on the date of valuation, or (iii) if neither (i) nor (ii) applies, the fair market price as determined by the Board of Directors of Borrower in good faith.

         5. Limitation on Interest. Notwithstanding any provision contained in this Promissory Note, no holder hereof shall ever be entitled to receive, collect or apply as interest on this Promissory Note any amount in excess of the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If any holder hereof ever receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be deemed to be a partial payment of principal and treated hereunder as such, and, if the principal balance of this Promissory Note is paid in full, any remaining excess shall promptly be paid to Borrower.

         6. Successors and Assigns. This Promissory Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns.

         7. Business Day. For purposes of this Promissory Note, the term "business day" shall mean any day of the year other than a Saturday, Sunday or a public or bank holiday in San Diego, California.

         8. APPLICABLE LAW. THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF CALIFORNIA.

         IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the date first set forth above.

                                                INLAND CASINO CORPORATION



                                                By:
                                                    ----------------------------
                                                    L. Donald Speer, II
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                                  EXHIBIT "3"


                          FORM OF REFERENCE STATEMENT
                          ---------------------------



Dear               :
     --------------

                 Jack R. Smith was an executive employee and a director of Inland Casino Corporation from May 1995 to February 1996. Mr. Smith voluntarily resigned from his positions with the Company to pursue other interests. The Company wishes Mr. Smith success in any future endeavors.


                                                Sincerely,



                                                --------------------------------







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